FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this “Agreement”), made as of the _____ day of September, 2021 (the “Effective Date”), by and between REP 2035 LLC, a Delaware limited liability company (“Landlord”), having its principal office c/o Rechler Equity Partners, 85 S. Service Road, Plainview, New York 11803, and SCIENTIFIC INDUSTRIES, INC., a Delaware corporation (“Tenant”), having an address at 80 Orville Drive, Bohemia, New York 11716.

RECITALS

WHEREAS, 80 Orville Drive Associates LLC, predecessor-in-interest to Landlord, and Tenant entered into an Agreement of Lease, made as of August 5, 2014 (the “Original Lease”), for the lease of 18,950 square feet of space (the “Original Premises”) in the building located at 80 Orville Drive, Bohemia, New York (the “Building”); and

WHEREAS, Landlord and Tenant desire to amend the Original Lease so as to, among other things, provide for (a) Tenant to lease from Landlord that certain 5,003 square feet of additional space located adjacent to the Original Premises (the “5,003 Expansion Premises”); such 5,003 Expansion Premises being substantially as shown and marked as “Expansion Space” on the Floor Plan annexed hereto as Exhibit “A”, and (b) an extension of the Term of the Lease, as it relates to the entire Demised Premises (as hereinafter defined), to and including October 31, 2028; subject to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties agree as follows:
ARTICLE I
Definitions

1.1           The recitals are specifically incorporated into the body of this Agreement and shall be binding upon the parties hereto.

1.2           Unless expressly set forth to the contrary and except as modified by this Agreement, all capitalized or defined terms shall have the meanings ascribed to them in the Original Lease.

1.3           The term “Lease” shall mean and refer to the Original Lease, as modified and amended by this Agreement.
ARTICLE II
Lease Modifications

The Original Lease is hereby modified and amended as follows:

2.1           Space. Effective as of the 5,003 Expansion Premises Commencement Date (as defined below), Paragraph 41 of the Rider to the Original Lease and all other applicable provisions of the Original Lease are hereby modified and amended as follows:

(A)           Landlord shall lease to Tenant, and Tenant shall hire and let from Landlord, the 5,003 Expansion Premises, subject to all of the terms of the Original Lease, as modified by this Agreement;

(B)           Except as may be otherwise indicated by the context of its usage, each reference to the terms “demised premises” or “Demised Premises” in the Original Lease and this Agreement shall mean the Original Premises together with the 5,003 Expansion Premises;

(C)           The parties hereby stipulate and agree that such combined Demised Premises shall be deemed to consist of 23,953 square feet, in the aggregate; and

(D)           The term “Tenant’s Proportionate Share” shall mean (i) 20.43% when used in relation to the Original Premises only; or (ii) 5.40% when used in relation to the 5,003 Expansion Premises only; or (iii) 25.83% when used in relation to the entire Demised Premises.

2.2           Term. Effective as of the Effective Date of this Agreement, Paragraph 42 of the Rider to the Original Lease and all other applicable provisions of the Original Lease are hereby modified and amended as follows:

(A)           The Term of the Lease, as it relates to the 5,003 Expansion Premises only, shall commence on the date on which Landlord notifies Tenant that Landlord has achieved Substantial Completion of the 5,003 Expansion Work (as hereinafter defined) (the “5,003 Expansion Premises Commencement Date”). “Substantial Completion” as used herein, means when the only items of the 5,003 Expansion Work needed to be completed are punchlist items, the non-completion of which would not delay occupancy, including, without limitation, such details of construction, decoration, mechanical adjustment or installation which do not hinder or impede the use or occupancy of the 5,003 Expansion Premises for its intended use; but if Landlord shall be delayed in such “Substantial Completion” as a result of (i) Tenant's changes to the plans or specifications attached hereto as Exhibit A; (ii) Tenant's request for materials, finishes or installations other than Landlord's standard; (iii) the performance or completion of any work, labor or services by a party employed by Tenant; (vi) Tenant's interference or failure to reasonably cooperate with the performance of 5,003 Expansion Work (including without limitation the execution of documents required by the local municipality); (v) Tenant's failure to approve, or approve subject to adjustments required to reflect the Rental Plan annexed hereto as Exhibit A, final construction documents within five (5) business days after submission thereof to Tenant for approval; (vi) Tenant's failure to provide Landlord with finish specifications for 5,003 Expansion Work within seven (7) days of Landlord's delivery to Tenant of a fully-executed copy of this Agreement; or (vii) Tenant's failure to pay the initial installment of Rent (it being understood and agreed that Landlord shall not be required to commence the performance of the 5,003 Expansion Work until all such deliveries and payments have been made) (all such delays being hereinafter referred to as “Tenant Delay”); then the 5,003 Expansion Premises Commencement Date shall be accelerated by the number of days of such Tenant Delay (however, Landlord shall not be obligated to deliver the 5,003 Expansion Premises to Tenant and Tenant shall not have the right to occupy the 5,003 Expansion Premises until the 5,003 Expansion Work is “Substantially Completed”). Tenant waives any right to rescind this Agreement or the Original Lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord’s failure to deliver possession of the 5,003 Expansion Premises on the scheduled 5,003 Expansion Premises Commencement Date. Notwithstanding anything to the contrary contained herein, Landlord shall use commercially reasonable efforts to complete any punchlist items within thirty (30) days of Substantial Completion, provided same shall be reasonably capable of completion within such timeframe. Landlord shall complete the 5,003 Expansion Work in accordance with applicable law.

(B)           The Term of the Lease, as it relates to the 5,003 Expansion Premises, shall expire on October 31, 2028 (the “Expiration Date”). The Term of the Lease, as it relates to the Original Premises, is hereby extended to and including the Expiration Date; it being the express intention of the parties that, following the 5,003 Expansion Premises Commencement Date, the Term of the Lease as it relates to the 5,003 Expansion Premises shall run co-terminously with the Term of the Lease as it relates to the Original Premises. Accordingly, unless otherwise indicated by the context of its usage, each reference in the Original Lease or this Agreement to the terms “Expiration Date,” or otherwise to the scheduled date of expiration of the Lease, shall hereafter mean and refer to October 31, 2028.

(C)           Paragraphs 42(b) and 42(e) of the Rider to the Original Lease are hereby deleted in their entirety.

(D)           For the avoidance of doubt, Tenant shall not be required to restore (i) any work performed in the Demised Premises by Landlord; (ii) any Alteration which Landlord did not inform Tenant in writing at the time Landlord consented thereto that Landlord would require Tenant to remove, repair or restore at the end of the Term; or (iii) any cabling work in connection with the installation of telephone or computer lines in the Demised Premises.

(E)           Tenant or its agents and/or contractors shall have a right to enter the 5,003 Expansion Premises subsequent to the commencement of the 5,003 Expansion Work but prior to the 5,003 Expansion Premises Commencement Date in order for Tenant to install its telephone and computer lines or furniture in preparation for Tenant’s occupancy thereof, all of the provisions of this lease, except Tenant’s obligation to pay Rent, shall govern such entry (including without limitation, Tenant’s insurance and indemnification obligations). Any such entry shall be subject to prior notice to Landlord and Tenant’s satisfaction of the conditions of this paragraph and such entry shall only permitted with respect to the office portion of the 5,003 Expansion Premises. Prior to entering the 5,003 Expansion Premises Tenant shall deliver to Landlord (a) evidence of all insurance policies required to be maintained by Tenant under this lease, (b) evidence of insurance satisfactory to Landlord maintained by the contractors or vendors entering the 5,003 Expansion Premises and (c) Tenant and any contractors or vendors entering the 5,003 Expansion Premises on behalf of Tenant shall have entered into an early access and indemnity agreement on Landlord’s form attached hereto as Exhibit B. Tenant shall coordinate Tenant’s (and/or Tenant’s contractors and/or Tenant’s employees) entry upon the 5,003 Expansion Premises and the performance of the above-referenced installations (and the timing thereof) with Landlord, and Tenant (and Tenant’s contractors and employees) shall not interfere with Landlord’s performance of the 5,003 Expansion Work, if any, in entering upon the 5,003 Expansion Premises and/or in performing such installations. In the event that Tenant (and/or Tenant’s contractors and/or Tenant’s employees) interferes with Landlord’s performance of the 5,003 Expansion Work, such interference shall be deemed a Tenant Delay (in addition to those delineated herein).

2.3           Rent.

(A)
The Original Premises through the Expiration Date.

(1)                 The annual minimum rent (the “Rent”) for the Original Premises shall continue to be payable in accordance with Paragraph 43 of the Rider to the Original Lease through January 31, 2025, except that the Rent for December 2024 and January 2025 shall be increased by $12,633.33 per month.

(2)                 The Rent for the Original Premises from February 1, 2025 through the Expiration Date shall be payable as follows:

From February 1, 2025 to October 31, 2025, the Rent shall be $152,803.26, payable in nine (9) equal monthly installments of $16,978.14.

From November 1, 2025 to October 31, 2026, the Rent shall be $209,849.76, payable in equal monthly installments of $17,487.48.

From November 1, 2026 to October 31, 2027, the Rent shall be $216,145.20, payable in equal monthly installments of $18,012.10.

From November 1, 2027 to October 31, 2028, the Rent shall be $197,362.86, payable in equal monthly installments of $18,552.46 for each of the first ten (10) months and $5,919.13 for each of the last two (2) months.

(B)
The 5,003 Expansion Premises from the 5,003 Expansion Premises Commencement Date through the Expiration Date. Effective as of the 5,003 Expansion Premises Commencement Date, the Rent for the 5,003 Expansion Premises shall be payable as follows:

From the 5,003 Expansion Premises Commencement Date through October 31, 2022, the Rent shall be $12,307.38 for the first month and $4,102.46 for each succeeding month through October 31, 2022.

From November 1, 2022 through October 31, 2023, the Rent shall be $50,706.48 payable in equal monthly installments of $4,225.54.

From November 1, 2023 through October 31, 2024, the Rent shall be $52,227.72, payable in equal monthly installments of $4,352.31.

From November 1, 2024 through October 31, 2025, the Rent shall be $53,794.56, payable in equal monthly installments of $4,482.88.

From November 1, 2025 through October 31, 2026, the Rent shall be $55,408.44, payable in equal monthly installments of $4,617.37.

From November 1, 2026 through October 31, 2027, the Rent shall be $57,070.68, payable in equal monthly installments of $4,755.89.

From November 1, 2027 through October 31, 2028, the Rent shall be $50,577.92, payable in equal monthly installments of $4,898.57 for the first ten (10) months and two (2) installments of $796.11 each for the last two (2) months.

(C)           Rent for the first month due with respect to the 5,003 Expansion Premises in the amount of $12,307.38 shall be due simultaneously with the execution and delivery of this Agreement.

2.4           Utilities. (A) From and after the 5,003 Expansion Premises Commencement Date, Tenant will furnish and pay for all utilities to the entire Demised Premises (including both the Original Premises and the 5,003 Expansion Premises) in accordance with Paragraph 44(a) of the Original Lease; provided, however, that water, sprinkler supervisory and sewer service for the entire Demised Premises (including both the Original Premises and the 5,003 Expansion Premises) shall be provided and paid for in accordance with Paragraph 44(b) of the Original Lease.

(B) As of the Effective Date, Paragraph 44(a) of the Rider to the Original Lease is hereby modified and amended to add the following two (2) sentences to the end of the paragraph: “Tenant shall, throughout the term of this lease, maintain all utility services to the Demised Premises and keep the Demised Premises heated, cooled and lighted. Landlord shall not be liable to Tenant for damages or otherwise (i) if any utilities shall become unavailable from any public utility company, public authority, or any other person or entity supplying or distributing such utility, or (ii) for any interruption in any utility service (including, but without limitation, any heating, ventilation or air conditioning) caused by the making of any necessary repairs or improvements or by any cause, and the same shall not constitute a default, termination or an eviction except to the extent the same arise from or in connection with the gross negligence or willful misconduct of Landlord or its employees, contractors, agents or representatives and Landlord fails to cure same within a commercially reasonable time period.”

2.5           Common Area Maintenance.

(A)           Through the 5,003 Expansion Premises Commencement Date, Tenant shall continue to pay Tenant’s Proportionate Share of Landlord’s Cost in accordance with the provisions of the Original Lease, specifically including, without limitation, the provisions of Paragraph 47 thereof.

(B)           With respect to periods from and after the 5,003 Expansion Premises Commencement Date, the definition of the term “Base CAM Charge” in Paragraph 47 of the Original Lease shall be deemed to have been modified and amended so as to delete therefrom the reference to the amount “$852.75” and replace same with a corresponding reference to the amount “$1,077.89.” The parties hereby agree that the Base CAM Charge is included in the Rent set forth in Section 2.3 of this Agreement.

(C)           With respect to all periods from and after the Effective Date, the applicable provisions in Paragraphs 47 and 48 of the Original Lease shall be deemed to have been modified, amended and clarified so as to provide that the removal of snow and ice from the stairways and sidewalks adjacent to the Demised Premises shall be the responsibility of Tenant, not Landlord.

2.6           Taxes.

(A) With respect to the Original Premises, Tenant shall continue to pay additional rent as set forth in Paragraph 49 of the Rider to the Lease, as previously modified and amended, through and including the Expiration Date.

(B) With respect to the 5,003 Expansion Premises only, effective as of the Commencement Date, Tenant shall pay additional rent as set forth in Paragraph 49, except that, for the purposes of calculating such additional rent for the 5,003 Expansion Premises only, (a) the term “Tenant’s Proportionate Share” shall mean and refer to 5.40%, and (b) the term “Base Year Taxes”, as referenced in Paragraph 49(a)(ii), shall mean and refer to the Taxes actually due and payable with respect to the 2021/2022 tax year.

2.7           Insurance Cost.

(A)           Through the 5,003 Expansion Premises Commencement Date, Tenant shall continue to pay Tenant’s Proportionate Share of the Insurance Cost in accordance with the provisions of the Original Lease, specifically including, without limitation, the provisions of Paragraph 59(g) thereof.

(B)           With respect to periods from and after the 5,003 Expansion Premises Commencement Date, the definition of the term “Base Insurance Charge” in Paragraph 59(g) of the Original Lease shall be deemed to have been modified and amended so as to delete therefrom the reference to the amount “$331.63” and replace same with a corresponding reference to the amount “$419.18.” The parties hereby agree that the Base Insurance Charge is included in the Rent set forth in Section 2.3 of this Agreement.

2.8
Parking. As of the 5,003 Expansion Premises Commencement Date, Paragraph 55 of the Rider to the Original Lease shall be deemed to have been modified and amended so as to delete the second sentence therefrom and replace the same with the following: “However, at all times during the Term, Tenant shall have the right to use thirty (30) parking spaces at the Building.”

2.9           Condition of the Demised Premises. Tenant hereby acknowledges and agrees that (i) all work and installations heretofore required to be performed or made by Landlord under the Original Lease have been fully performed or made prior to the date hereof; (ii) Tenant has inspected the Original Premises and agrees to accept same in its “as is” condition as of the date hereof; (iii) Tenant has inspected the 5,003 Expansion Premises and agrees to accept same in its “as is” condition as of the date hereof and Landlord shall not be required to perform any work, make any installations or incur any expense in or with respect to the Original Premises (or any portion thereof) in order to prepare same for continued occupancy by Tenant or in or with respect to the 5,003 Expansion Premises (or any portion thereof) in order to prepare same for occupancy by Tenant except that Landlord will perform the work and make the installations, at Landlord’s sole cost and expense, and in accordance with the requirements of the Lease (including this Agreement), as set forth on the Floor Plan annexed hereto as Exhibit A, which work is sometimes hereinafter referred to as the “5,003 Expansion Work”. In connection with the performance of the 5,003 Expansion Work, Tenant shall provide Landlord and its contractors with access to the Demised Premises, to the extent necessary, in order to perform the 5,003 Expansion Work. Tenant acknowledges and agrees that there shall be no liability to Landlord, and no abatement of the obligations and liabilities of Tenant under the Lease, on account of any inconvenience or interference that may result from Landlord’s performance of the 5,003 Expansion Work except to the extent the same arise from or in connection with the gross negligence or willful misconduct of Landlord or its employees, contractors, agents or representatives. To the extent necessary, Tenant shall be responsible for moving the furniture and equipment in the Original Premises (at Tenant's sole cost and expense) in order to permit Landlord to perform the 5,003 Expansion Work. Landlord shall use commercially reasonable efforts to minimize interference with or disruption of Tenant’s use of the balance of the Demised Premises while performing the 5,003 Expansion Work.

2.10           Hazardous Materials. As of the Effective Date, Paragraph 57 of the Original Lease is hereby modified and amended (x) so as to clarify that the restrictions, obligations and liabilities of Tenant pursuant to said Paragraph 57 shall be deemed to apply to both (a) the introduction by any person or entity (other than Landlord, its agents or contractors) of any Hazardous Materials in or on the Demised Premises during the Term of the Lease and (b) the introduction by Tenant or any of Tenant’s Related Parties of any Hazardous Materials in, on or under any other portion of the Building or the Real Property; (y) to add the following paragraph to Paragraph 57 of the Original Lease:

“Notwithstanding anything to the contrary contained in Paragraph 57 of this lease, Tenant shall not be responsible for any Hazardous Materials which (i) were present in or at the Demised Premises, Building and/or Real Property prior to the date on which Tenant first takes occupancy of the Demised Premises (“Pre-Existing Hazardous Materials”) or (ii) are introduced upon the Demised Premises, Building and/or Real Property by persons other than Tenant or Tenant’s Related Parties (“Third-Party Hazardous Materials”). In the event Pre-Existing Hazardous Materials or Third-Party Hazardous Materials are present in the Demised Premises, Building and/or Real Property and same materially and adversely affect Tenant’s use of the Demised Premises, Landlord hereby covenants to address such legal violation in the manner required by applicable law. Notwithstanding the foregoing, if the subject legal violation has been caused by the act or omission of a third party, then Landlord may seek to cause such third party to address such legal violation.”
2.11           Use. As of the Effective Date, (x) the words “and carbon monoxide alarms, detectors or systems” are added after “fire extinguishers” in Paragraph 51(b) of the Rider to the Original Lease, and (y) the words “and for parking tractor trailers and/or containers” are inserted at the end of the second sentence of Paragraph 51(c) of the Rider to the Original Lease.

2.12           End of Term. As of the Effective Date, Paragraph 52 of the Rider to the Original Lease is hereby modified and amended (A) to add the words “(i) pay as use and occupancy for each month of the holdover or any portion thereof (including the time holding over in occupancy after the issuance of a judgment of possession and warrant of eviction through the date the Landlord regains possession of the Premises) an amount equal to” after the words “Tenant shall” in the third line of such paragraph; and (B) to add the words “in the event the holdover period extends beyond sixty (60) days” at the beginning of both subsections (ii) and (iii).

2.13           Default. (A) As of the Effective Date, the second sentence of Paragraph 58(d) of the Rider to the Original Lease is hereby deleted.

(B)           As of the Effective Date, the following is added as the last sentence to Paragraph 58(c) of the Rider to the Original Lease:

“Notwithstanding anything to the contrary contained herein, if Tenant prevails on the merits of the dispute that is the subject of any such action or proceeding (as distinguished from the dispute being resolved by settlement or the subject action or proceeding being withdrawn or dismissed in connection with Landlord’s acceptance of a cure offered by Tenant), then (i) Tenant shall not be obligated to pay Landlord’s legal fees in connection with the subject action or proceeding and (ii) instead, Landlord shall reimburse Tenant for the reasonable legal fees incurred by Tenant in defending the subject action or proceeding (in an amount not to exceed the legal fee payment amount to which Landlord would have been entitled had Tenant not prevailed in the subject action or proceeding).”

2.14           Insurance. As of the Effective Date,

(A) the first line of Paragraph 59(a) of the Rider to the Lease is hereby amended to insert the words “and shall require its contractors and subcontractors to” after the words “Tenant shall”;

(B) the words “Landlord and its construction affiliate and management company” are deleted from Paragraph 59(a) of the Rider and replaced with “the Indemnified Parties (as hereinafter defined)”;

(C) Paragraph 59(a)(ii) is hereby deleted and replaced with: “ ‘Special Perils’ Property Insurance Form and to include the additional perils of loss from windstorm or hail including coverage for water damage from but not necessarily limited to, sprinkler leakage, sewer discharge or back up and overflow from other tenant’s spaces (if applicable), flood and earthquake (if applicable) insuring Tenant’s property including improvements and betterments made by or on the behalf of Tenant, (and including, without limitation, Business Interruption coverage providing for the payment of all rent and additional rent payable under this lease for a period of twelve (12) months including “Extra Expense” and Equipment Breakdown Insurance) insuring Tenant’s property, equipment and all items within the Premises which Tenant is obligated to maintain and/or replace for the full insurable value thereof or replacement cost value thereof, whichever is greater without deduction for depreciation and shall have an agreed value endorsement or otherwise waive coinsurance penalties.”

(D) The following two (2) sentences are inserted as the second and third sentences of Paragraph 59(a): “All of Tenant’s liability insurance policies (including, without limitation, policies carried by Tenant’s contractors and subcontractors) with the exception of worker’s compensation, shall include the Indemnified Parties as additional insureds. All of Tenant’s casualty policies including workers compensation (if applicable under law) shall contain a waiver of subrogation endorsement in favor of the additional insureds and be primary and non-contributory to other insurance carried by the additional insureds. All of Landlord’s casualty policies including workers compensation (if applicable under law) shall contain a waiver of subrogation endorsement in favor of Tenant.”

(E) Each of Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, or causes of action, whether by subrogation or otherwise, against each other, their agents, officers and employees, for any loss or damage that may occur to any furniture, equipment, machinery, goods, supplies or any other property (regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees), which loss or damage is insured by any policy of insurance carried by the party sustaining such loss, or which loss or damage would have been insured pursuant to insurance required to be carried under this Lease by the party sustaining such loss had such party obtained such insurance.

2.15           Assignment/Subletting. As of the Effective Date, in the event that Tenant assigns or sublets the Lease in accordance with Paragraph 54(h) of the Rider to the Lease then (x) the provisions of Paragraphs 54(b) and 54(e) of the Rider to the Lease shall not apply to such assignment or sublease; and (y) Paragraph 54(i) of the Rider to the Lease shall not apply to an assignment or sublease to an affiliated entity provided that the conditions in 54(h)(i) and (ii) are met.

2.16           Miscellaneous. (A) As of the Effective Date, Paragraph 63(k) of the Rider to the Lease is hereby modified and amended to add the words “, trade fixtures (including, without limitation, racking) and/or inventory” after the word “equipment”.

(B)                 As of the Effective Date, (x) the following words in the first and second line of Paragraph 63(l) of the Rider to the Lease: “To the fullest extent permitted by law, Tenant shall indemnify, hold harmless and defend Landlord, its affiliates, managing agents, construction company, subsidiaries, directors, officers, employees and agents” are hereby deleted and replaced with the following: “Tenant shall, and shall require its contractors and subcontractors to, indemnify, hold harmless and defend Landlord, its affiliates (including, without limitation, Rechler Equity Management LLC and Rechler Equity Construction LLC), partners, members, lenders, managing agents, construction company, subsidiaries, directors, officers, employees and agents (collectively, the “Indemnified Parties”); and (y) the words “real property” are deleted from Paragraph 63(l) of the Rider to the Lease and replaced with “Real Property”.

(C)                 As of the Effective Date, Paragraph 63(n) of the Rider to the Lease is hereby deleted and replaced with the following: “(n) Notwithstanding anything contained to the contrary in this lease, except for Tenant’s liability under Paragraph 52 hereof, Landlord and Tenant each hereby waives any right to recover against the other party any indirect, consequential, special, punitive or incidental damages against the other party in any cause of action, proceeding or claim arising out of, or in connection with, this lease.”

ARTICLE III
Broker

3.1
Landlord and Tenant each represents that this Agreement was not brought about by any broker, and all negotiations with respect to this Agreement were conducted exclusively between Landlord and Tenant. Landlord and Tenant each agrees that if any claim is made for commissions by any broker through or on account of any acts of Landlord or Tenant, Landlord or Tenant, as applicable, will indemnify, defend and hold the other party free and harmless from any and all liabilities and expenses in connection therewith, including reasonable attorney’s fees and disbursements.

ARTICLE IV
Ratification

4.1
Tenant represents and warrants that the Original Lease is presently in full force and effect, that no event of default has occurred on the part of Landlord and that Tenant has no defense or right of offset in connection with Landlord’s performance under the Original Lease to this date.

4.2
The parties hereby ratify and confirm all the terms, covenants and conditions of the Original Lease, except to the extent that those terms, covenants and conditions are amended, modified or varied by this Agreement. If there is a conflict between the provisions of the Original Lease and the provisions of this Agreement, then the provisions of this Agreement shall control.

4.3
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and/or assigns.

4.4           This Agreement may be executed in several counterparts all of which shall constitute one agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the same counterpart. A signature upon this Agreement delivered by facsimile or other electronic means shall be effective for all purposes as the original.

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the day and year first above written.

Landlord:
REP 2035 LLC

By: ______________________________
Name:
Title:

Tenant:
SCIENTIFIC INDUSTRIES, INC.

By: ______________________________
Name:
Title:

EXHIBIT “A”

Floor Plan Showing the 5,003 Expansion Premises and the 5,003 Expansion Work

(see attached)

EXHBIT “B”

FORM OF EARLY ACCESS AND INDEMNITY AGREEMENT

PROPERTY
ADDRESS:
________________________________________ (“Property”)

CONTRACTOR:
________________________________________ (“Contractor”)

TENANT:
________________________________________ (“Tenant”)

OWNER: _________________________________________(“Owner”)

DATE:

_________, 2021

1.
PURPOSE: Supplementing the agreement entered into between Contractor and Tenant dated ________, 2021crelating to certain work (the “Work”) to be performed by Contractor at the above captioned Property, Contractor shall be obligated to comply with the terms of this agreement relating to providing insurance and indemnification to the Tenant Parties (as hereinafter defined).

OR IF THERE IS NO OTHER WRITTEN AGREEMENT BETWEEN CONTRACTOR AND TENANT:

This agreement between Contractor and Tenant is to set forth for the terms upon which Contractor shall provide insurance and indemnification to the Tenant Parties (as hereinafter defined) with respect to certain work (the “Work”) to be performed by Contractor at the above captioned Property.

2.
INDEMNITY: To the fullest extent permitted by law, Contractor shall, at its sole cost and expense, indemnify, defend and hold harmless (“Tenant”), (“Owner”), Rechler Equity LLC, Rechler Equity Management LLC, Rechler Equity Construction LLC, and any and all respective members, partners, directors, officers, shareholders, employees, agents, affiliates, subsidiaries, successors and assigns of each of them (hereinafter referred to collectively as the “Tenant Parties”), from and against all claims, damages, losses and expenses, including, but not limited to, attorneys’ fees, arising out of or resulting from the performance or non-performance of the Work by Contractor and all of its sub-contractors, regardless of whether or not it is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity which would otherwise exist to any party or person described in this paragraph. This indemnity agreement shall survive the completion of the Work.

3.
INSURANCE REQUIREMENTS:

(a)
Contractor shall procure and maintain at all times during the term of this Agreement the following insurance with coverage and limits not less than that shown below to protect against any claims arising out of, or resulting from, the Work:

Commercial General Liability:
$1,000,000 Per Location
Premises Liability:
$1,000,000
Products & Completed Operations:
$1,000,000
Personal/Advertising Injury:
$1,000,000
Contractual Liability:
$1,000,000
Business Automobile Coverage:
$1,000,000
Employer’s Liability:
$1,000,000 Per Claim
Workers’ Compensation:
Per State Requirements
Disability Insurance:
Per State Requirements
Umbrella Coverage:
$5,000,000

(b)
The Contractor and the Contractor’s insurers shall waive all rights of subrogation against the Tenant Parties.

(c)
The Contractor warrants that in addition to the coverage requirements set forth above, the following coverage conditions shall be met:

(i) Commercial General Liability and Umbrella Policy: Coverage shall include Premises, Products and Completed Operations, Personal/Advertising Injury, and Contractual Liability for bodily injury, including personal injury, death, and property damage. Each policy shall: (a) be written on a per occurrence basis with an unmodified industry standard coverage form, (b) contain a per location/project aggregate, (c) be written with a deductible not to exceed $5,000 per occurrence (a self insured retention will not be accepted), (d) be primary without right of contribution from any insurance that is carried by the Tenant Parties, (e) name the Tenant Parties as Additional Insureds, (f) include a severability of interest clause, (g) contain a waiver of subrogation in favor of the Additional Insureds, (h) provide that Contractor is solely responsible for the payment of all premiums, deductibles, penalties and punitive damages thereunder, and (i) provide that the act or omission of one insured party will not invalidate the policy as to the other Insureds. Contractor’s umbrella policy shall be no less broad than the underlying policy, shall have the same inception and expiration dates as the underlying policy, and shall include a drop-down provision.

(ii) Business Automobile Liability: Coverage shall be written on a business auto form for “any auto” included owned, non-owned, and hired or borrowed vehicles and trailers. Coverage shall be provided with a combined single limit for each accident, including bodily injury and property damage liability.

(iii)
Worker’s Compensation Insurance and Employer’s Liability: Each policy shall: (a) provide that Contractor is solely responsible for the payment of all premiums thereunder, and (b) contain a waiver of subrogation in favor of the Tenant Parties.

(d)
Business Personal Property: Contractor shall also be required to purchase acceptable “All-Risk” coverage or provide acceptable proof of self-insurance for all personal property, including any tools, machinery, equipment sheds, and materials or supplies, under an “all risk” property policy, and such policy should grant a waiver of subrogation in favor of the Tenant Parties. The Tenant Parties and their agents take no responsibility for Contractor’s personal property.

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In Witness Whereof, the undersigned has executed this agreement the ____ day of __________, 2021.

Acknowledged and Agreed by:

Tenant:
Contractor:

_________________________
_________________________

By: ____________________________
By: _____________________________
Name:
Name:
Title:
Title: